Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements filed by Neuralstem, Inc. on Forms S-3 (Nos. 333-142451, 333-150574, 333-153387, 333-157079, 333-165973, 333-169847, 333-173221, 333-188859, and 333-190936) and on Forms S-8 (Nos. 333-152801 and 333-172563) of our report dated March 10, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Stegman & Company

Baltimore, Maryland
March 10, 2014